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                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        BRISTOL TECHNOLOGY SYSTEMS, INC.,
                             A DELAWARE CORPORATION

         BRISTOL TECHNOLOGY SYSTEMS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

         1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at its Annual Meeting. The resolution setting forth the proposed amendment is as follows:

            "RESOLVED, that the Certificate of Incorporation be amended by changing Article I thereof so that, as amended, Article I shall read in its entirety as follows:

                                   "ARTICLE I

            The name of the corporation is BRISTOL RETAIL SOLUTIONS, INC. (hereinafter called the Corporation )."

         2. That thereafter, pursuant to resolution of the Board of Directors, the Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by Richard D. Walker, its President, and attested to by Paul Spindler, its Secretary, this 30th day of June, 1997.


                                               BRISTOL TECHNOLOGY SYSTEMS, INC.,
                                               a Delaware corporation

                                               By: /s/ ROGER MONACO
                                                   ------------------------
                                                   Roger Monaco
                                                   Senior Vice President
                                                   Chief Financial Officer

ATTEST:

/s/ PAUL SPINDLER
------------------------
Paul Spindler, Secretary


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